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Exhibit (a)(1)(E)

LETTER TO CLIENTS

Offer to Purchase
Offer to purchase all outstanding shares of

9.375% Series B Cumulative Redeemable Preferred Stock (CUSIP No. 45254P300)
9.125% Series C Cumulative Redeemable Preferred Stock (CUSIP No. 45254P409)

and Consent Solicitation
of
IMPAC MORTGAGE HOLDINGS, INC.

THE OFFER TO PURCHASE AND CONSENT SOLICITATION WILL EXPIRE AT 9:00 A.M., EASTERN DAYLIGHT TIME, ON JUNE 26, 2009, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS OF PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO 9:00 A.M., EASTERN DAYLIGHT TIME, ON THE EXPIRATION DATE.

To Our Clients:

        Enclosed for your consideration is an Offering Circular, dated May 29, 2009 (as amended, supplemented or otherwise modified from time to time, the "Offering Circular"), the related Letter of Transmittal and Consent, and an Instructions From Beneficial Owner form relating to the offer of Impac Mortgage Holdings, Inc., a Maryland corporation (the "Company"), to purchase all outstanding shares of 9.375% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share ("Series B Preferred Stock") and 9.125% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share ("Series C Preferred Stock," and collectively with the Series B Preferred Stock, the "Preferred Stock"), upon the terms and subject to the conditions specified in the Offering Circular (the "Offer to Purchase").

        The Company is also soliciting consents (the "Consent Solicitation") from holders of the Preferred Stock (each, a "Holder" and collectively, the "Holders") as of the expiration of the Offer to Purchase and Consent Solicitation, to amend its charter (the "Charter") to modify the terms of each series of Preferred Stock to: (i) make future dividends non-cumulative; (ii) eliminate the provisions prohibiting the payment of dividends on junior stock and prohibiting the purchase or redemption of junior or parity stock if full cumulative dividends for all past dividend periods are not paid or declared and set apart for payment; (iii) eliminate any premiums payable upon the liquidation, dissolution or winding up of the Company; (iv) eliminate the provision prohibiting the Company from electing to redeem Preferred Stock prior to the fifth year anniversary of the issuance of such Preferred Stock; (v) eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Preferred Stock if full cumulative dividends for all past dividend periods have not been paid or declared and set apart for payment; (vi) eliminate the right of holders of Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods; and (vii) eliminate the right of holders of Preferred Stock to consent to or approve the authorization or issuance of preferred stock senior to the Preferred Stock (the "Proposed Amendments").

        The elimination of the restrictions described above would allow the Company to declare and pay dividends on shares of its common stock or shares of any other class or series of our capital stock, except any class or series of parity stock, or redeem, repurchase or otherwise acquire shares of any class or series of our capital stock, including common stock and any other series of preferred stock, without paying or setting apart for payment any dividends on shares of any series of preferred stock. The foregoing is only a summary of the Proposed Amendments, and is qualified by reference to the amended text of the affected provisions of the Company's Charter reflecting the Proposed Amendments, set forth as Annex A and Annex B to the Offering Circular.

        We are the holder of record (directly or indirectly) of shares of Preferred Stock held for your account. A tender of such shares can be made only by us pursuant to your instructions. PLEASE DO

NOT COMPLETE THE LETTER OF TRANSMITTAL AND CONSENT. The enclosed Letter of Transmittal and Consent is furnished to you for your information only and cannot be used by you to tender shares of Preferred Stock held by us for your account.

        We, as holders of Preferred Stock on your behalf, are being requested to tender shares of Preferred Stock for repurchase by the Company pursuant to the terms and conditions of the Offer to Purchase and consent to the Proposed Amendments, as described in the Offering Circular.

        We, as holders of Preferred Stock on your behalf, can not tender your shares of Preferred Stock and consent to the Proposed Amendments unless you instruct us to take such actions by completing, executing and returning to us the Instructions From Beneficial Owner form enclosed herein. Your Instructions From Beneficial Owner form should be forwarded to us in ample time to permit us to submit a tender and consent on your behalf by the date of expiration of the Offer to Purchase and Consent Solicitation.

        YOUR PROMPT ACTION IS REQUESTED. THE OFFER TO PURCHASE AND CONSENT SOLICITATION WILL EXPIRE AT 9:00 A.M., EASTERN DAYLIGHT TIME, ON JUNE 26, 2009, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE "EXPIRATION DATE"). TENDERS OF PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO 9:00 A.M., EASTERN DAYLIGHT TIME, ON THE EXPIRATION DATE.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Preferred Stock held by us for your account and consent to the Proposed Amendments, pursuant to the terms and conditions set forth in the enclosed Offering Circular. Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Preferred Stock and consent on your behalf to the Proposed Amendments in accordance with the terms and conditions of the Offer to Purchase and Consent Solicitation.

        Your attention is directed to the following:

  1.
  The Offer to Purchase and Consent Solicitation are for all outstanding shares of Series B Preferred Stock and Series C Preferred Stock.

  2.
  The Offer to Purchase and Consent Solicitation are subject to certain conditions set forth in the Offering Circular in the section captioned "The Offer to Purchase and Consent Solicitation—Conditions of the Offer to Purchase."

  3.
  The Offer to Purchase and Consent Solicitation and withdrawal rights expire at 9:00 A.M., Eastern Daylight Time, on June 26, 2009, unless extended by the Company.

  4.
  The terms of the Offer to Purchase and Consent Solicitation require that you tender all shares that you own of Series B Preferred Stock and Series C Preferred Stock. The Company is entitled to reject partial tenders.

  5.
  By tendering your Preferred Stock in accordance with the procedures described in the Offering Circular, you will also authorize the Depositary to consent to the Proposed Amendments on your behalf on the record date.

        If you wish to have us tender your Preferred Stock and consent to the Proposed Amendments, please so instruct us by completing, executing and returning to us the Instructions From Beneficial Owner form on the back of this letter.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT

INSTRUCTIONS FROM BENEFICIAL OWNER
WITH RESPECT TO
the
Offer to Purchase all outstanding shares of

9.375% Series B Cumulative Redeemable Preferred Stock (CUSIP No. 45254P300)
9.125% Series C Cumulative Redeemable Preferred Stock (CUSIP No. 45254P409)

and Consent Solicitation
of
IMPAC MORTGAGE HOLDINGS, INC.

        The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Offer to Purchase and Consent Solicitation made by the Company with respect to its outstanding shares of Preferred Stock.

        Instruction to tender shares:    This will instruct you to tender all the Preferred Stock held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offering Circular as set forth below.

        Instruction to consent:    This will also instruct you to consent and authorize the Depositary to consent to the Proposed Amendments in the Offer to Purchase and Consent Solicitation, upon and subject to the terms of the Offer to Purchase and Consent Solicitation.

        The undersigned expressly agrees to be bound by the terms of the Offer to Purchase and Consent Solicitation as set forth in the Offering Circular and such terms may be enforced against the undersigned.

9.375% Series B Cumulative Redeemable Preferred Stock

        Please tender all                                    shares of 9.375% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share, held by you for my account as indicated below and consent to the Proposed Amendments in the Offer to Purchase and Consent Solicitation.

9.125% Series C Cumulative Redeemable Preferred Stock

        Please tender all                                    shares of 9.125% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, held by you for my account as indicated below and consent to the Proposed Amendments in the Offer to Purchase and Consent Solicitation.

Signature(s) of Holder(s):

Name(s) of beneficial holder(s) (Please Print)

Capacity (full title)
Dated: , 2009

Address

City	Zip Code

Area Code and Telephone No.

Tax ID No. or Social Security No.

        NONE OF THE PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO.

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  Exhibit (a)(1)(E)